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                                                                EXHIBIT NO. 23.2





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Prospectus of this Registration Statement on Form S-4 of our report, dated June 10, 1998, on the financial statements of GreyStone Technology, Incorporated ("GreyStone") as of March 31, 1998 and 1997 and for the years ended March 31, 1998, 1997 and 1996, which contains an explanatory paragraph with respect to GreyStone's ability to continue as a going concern. We also consent to the reference to our firm under the captions "Selected Historical Financial Data" and "Experts", in the Prospectus of the Registration Statement.


                                                       /s/ J.H. COHN LLP
                                                       ---------------------
                                                           J.H. COHN LLP

San Diego, California
May 13, 1999